UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2011

Otelco Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported on a Current Report on Form 8-K filed on October 14, 2011 (the “Original Filing”), on October 14, 2011, pursuant to that certain Stock Purchase Agreement, dated as of April 1, 2011, by and among Shoreham Telephone LLC (the “Buyer”), a direct wholly-owned subsidiary of Otelco Inc., Donald S. Arnold, III, James C. Arnold, Susan E. Arnold (the foregoing three individuals, collectively, the “Sellers”) and Shoreham Telephone Company, Inc. (“Shoreham”), as amended on October 14, 2011, the Buyer purchased all of the issued and outstanding capital stock of Shoreham from the Sellers (the “Stock Purchase”). As also previously reported on the Original Filing, immediately following the closing of the Stock Purchase, Shoreham merged with and into the Buyer, with the Buyer continuing as the surviving entity in the merger. This Current Report on Form 8-K/A amends the Original Filing to include the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01.               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The audited financial statements of Shoreham as of and for the years ended December 31, 2010 and 2009 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A. The unaudited financial statements of Shoreham as of and for the nine months ended September 30, 2011 are filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

(b)           Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet as of September 30, 2011 and consolidated statements of income for the year ended December 31, 2010 and for the nine months ended September 30, 2011 are filed as Exhibit 99.3 to this Current Report on Form 8-K/A.

(d)           Exhibits.

Exhibit No.	Description
23.1	Consent of Berry Dunn McNeil & Parker, LLC, an independent public accounting firm
99.1	Audited financial statements of Shoreham as of and for the years ended December 31, 2010 and 2009
99.2	Unaudited financial statements of Shoreham as of and for the nine months ended September 30, 2011
99.3	Unaudited pro forma consolidated balance sheet as of September 30, 2011 and consolidated statements of income for the year ended December 31, 2010 and for the nine months ended September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: December 22, 2011
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer